EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contacts:
Jeff Young Media Relations Akamai Technologies 617-444-3913 jyoung@akamai.com	--or--	Noelle Faris Investor Relations Akamai Technologies 617-444-4676 nfaris@akamai.com

AKAMAI REPORTS FIRST QUARTER 2009 FINANCIAL RESULTS,

ANNOUNCES SHARE REPURCHASE PROGRAM

¿	Revenue of $210.4 million, up 12 percent year-over-year

¿	GAAP net income of $37.1 million, or $0.20 per diluted share

¿	Normalized net income* of $80.5 million, or $0.43 per diluted share, up 7 percent year-over-year

¿	Akamai Board of Directors authorizes $100 million share repurchase program

CAMBRIDGE, Mass. – April 29, 2009 – Akamai Technologies, Inc. (NASDAQ: AKAM), the leader in powering rich media, dynamic transactions and enterprise applications online, today reported financial results for the first quarter ended March 31, 2009. Revenue for the first quarter 2009 was $210.4 million, a 12 percent increase over first quarter 2008 revenue of $187.0 million, and a one percent decrease under fourth quarter 2008 revenue of $212.6 million.

Net income in accordance with United States Generally Accepted Accounting Principles, or GAAP, for the first quarter of 2009 was $37.1 million, or $0.20 per diluted share, a slight increase from 2008 first quarter GAAP net income of $36.9 million, or $0.20 per diluted share, and a 9 percent decrease from fourth quarter 2008 GAAP net income of $40.5 million, or $0.22 per diluted share.

The Company generated normalized net income* of $80.5 million, or $0.43 per diluted share, in the first quarter of 2009, a 7 percent improvement over 2008 first quarter normalized net income of $75.6 million, or $0.41 per diluted share, and down slightly from the fourth quarter 2008 normalized net income of $82.2 million, or $0.44 per diluted share. (*See Use of Non-GAAP Financial Measures below for definitions.)

“We are pleased with our strong start to the year,” said Paul Sagan, president and CEO of Akamai. “The Company’s first quarter results demonstrate the power of Akamai’s business model, which is based on providing differentiated, value-added solutions to our clients worldwide. Further, our scale provides us with tremendous operating advantages that are clear in our bottom line results.”

The Company also announced that its Board of Directors has authorized a $100 million share repurchase program to be funded by cash from operations. The Company plans to use this program over the next several quarters to roughly offset dilution created by ongoing equity compensation programs.

The timing and amount of any shares repurchased will be determined by the Company's management based on its evaluation of market conditions and other factors. Repurchases may also be made under a Rule 10b5-1 plan, which would permit the Company to repurchase shares when the Company might otherwise be precluded from doing so under insider trading laws. The Company may choose to suspend or discontinue the repurchase program at any time.

“The Board’s authorization of a share repurchase program reflects our continued confidence in the future of our business and our focus on providing an attractive return on investment to our shareholders,” said JD Sherman, CFO of Akamai. “We plan to fund this program out of our operating cash flow while maintaining flexibility to make strategic investments, which is a testament to our belief in the strength of our business.”

Cash from operations was $90.5 million in the first quarter of 2009, up 3 percent over 2008 first quarter cash from operations of $88.0 million. At the end of the first quarter of 2009, the Company had approximately $848.5 million in cash, cash equivalents and marketable securities.

The Company had approximately 172.7 million shares of common stock outstanding as of March 31, 2009.

Customers

The number of customers under long-term services contracts at the end of the first quarter increased to a record 2,950, including acerno customers, a 10 percent increase year-over-year.

Sales through resellers and sales outside the United States accounted for 17 percent and 28 percent, respectively, of revenue for the first quarter 2009.

Quarterly Conference Call

Akamai will host a conference call today at 4:30 p.m. ET that can be accessed through 1-866-383-8008 (or 1-617-597-5341 for international calls) and using passcode No. 98556092. A live Webcast of the call may be accessed at www.akamai.com in the Investor section. In addition, a replay of the call will be available for one week following the conference through the Akamai Website or by calling 1-888-286-8010 (or 1-617-801-6888 for international calls) and using passcode No. 37657932.

The Akamai Difference

Akamai® provides market-leading managed services for powering rich media, dynamic transactions, and enterprise applications online. Having pioneered the content delivery market one decade ago, Akamai's services have been adopted by the world's most recognized brands across diverse industries. The alternative to centralized Web infrastructure, Akamai's global network of tens of thousands of distributed servers provides the scale, reliability, insight and performance for businesses to succeed online. Akamai has transformed the Internet into a more viable place to inform, entertain, advertise, interact, and collaborate. To experience The Akamai Difference, visit www.akamai.com.

Financial Statements

Condensed Consolidated Balance Sheets

(dollar amounts in thousands)

(unaudited)

	Mar. 31, 2009	Dec. 31, 2008
Assets
Cash and cash equivalents	$215,210	$156,074
Marketable securities	235,334	171,097
Restricted marketable securities	3,460	3,460
Accounts receivable, net	149,280	139,612
Prepaid expenses and other current assets	35,212	31,666

Current assets	638,496	501,909
Marketable securities	394,322	440,843
Restricted marketable securities	153	153
Property and equipment, net	174,651	174,483
Goodwill and other intangible assets, net	530,325	534,253
Other assets	5,315	5,592
Deferred income tax assets, net	196,050	223,718

Total assets	$1,939,312	$1,880,951

Liabilities and stockholders' equity
Accounts payable and accrued expenses	$63,594	$87,297
Deferred revenue	25,829	11,506
Other current liabilities	1,546	1,653

Current liabilities	90,969	100,456
Other liabilities	17,146	11,870
Convertible notes	199,855	199,855

Total liabilities	307,970	312,181
Stockholders' equity	1,631,342	1,568,770

Total liabilities and stockholders' equity	$1,939,312	$1,880,951

Condensed Consolidated Statements of Operations

(amounts in thousands, except per share data)

(unaudited)

	Three Months Ended
	Mar. 31, 2009	Dec. 31, 2008	Mar. 31, 2008
Revenues	$210,368	$212,554	$187,019

Costs and operating expenses:
Cost of revenues * †	60,362	60,688	51,575
Research and development *	10,856	10,477	9,304
Sales and marketing *	42,270	45,206	35,944
General and administrative * †	36,068	35,183	33,266
Amortization of other intangible assets	4,239	3,651	3,590
Restructuring charge	454	2,509	—

Total costs and operating expenses	154,249	157,714	133,679

Operating income	56,119	54,840	53,340

Interest income, net	(4,030)	(4,862)	(7,331)
(Gain) loss on investments, net	(455)	430	(208)
Other income, net	(1,134)	(801)	(476)

Income before provision for income taxes	61,738	60,073	61,355
Provision for income taxes	24,657	19,540	24,444

Net income	$37,081	$40,533	$36,911

Net income per share:
Basic	$0.22	$0.24	$0.22
Diluted	$0.20	$0.22	$0.20

Shares used in per share calculations:
Basic	170,519	168,843	165,959
Diluted	188,183	186,694	185,744

*	Includes stock-based compensation (see supplemental table for figures)
†	Includes depreciation and amortization (see supplemental table for figures)

	Three Months Ended
	Mar. 31, 2009	Dec. 31, 2008	Mar. 31, 2008
Supplemental financial data (in thousands):

Stock-based compensation:
Cost of revenues	$561	$636	$566
Research and development	2,726	3,213	2,448
Sales and marketing	7,040	7,271	4,949
General and administrative	4,740	4,409	3,288

Total stock-based compensation	$15,067	$15,529	$11,251

Depreciation and amortization:
Network-related depreciation	$19,414	$18,944	$15,399
Capitalized stock-based compensation amortization	1,307	1,219	861
Other depreciation and amortization	3,717	3,639	2,797
Amortization of other intangible assets	4,239	3,651	3,590

Total depreciation and amortization	$28,677	$27,453	$22,647

Capital expenditures:
Purchases of property and equipment	$15,774	$14,140	$21,911
Capitalized internal-use software	7,293	6,296	6,301
Capitalized stock-based compensation	1,908	1,978	1,671

Total capital expenditures	$24,975	$22,414	$29,883

Net increase (decrease) in cash, cash equivalents, marketable securities and restricted marketable securities	$76,852	$(17,074)	$53,586

End of period statistics:
Number of customers under recurring contract	2,950	2,858	2,672
Number of employees	1,578	1,537	1,394
Number of deployed servers	48,865	42,669	34,551

Condensed Consolidated Statements of Cash Flows

(amounts in thousands)

(unaudited)

	Three Months Ended
	Mar. 31, 2009	Dec. 31, 2008	Mar. 31, 2008
Cash flows from operating activities:
Net income	$37,081	$40,533	$36,911

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of intangible assets and deferred financing costs	28,888	27,662	22,857
Stock-based compensation	15,067	15,529	11,251
Provision for deferred income taxes, net	22,877	14,165	23,217
Excess tax benefits from stock-based compensation	(325)	(143)	(3,277)
(Gain) loss on investments and disposal of property and equipment, net	(434)	529	(271)
Provision for doubtful accounts	1,158	1,229	353
Non-cash portion of restructuring charge (benefit)	—	(842)	—
Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	4,719	(10,582)	(2,072)
Prepaid expenses and other current assets	(3,807)	2,737	(2,131)
Accounts payable, accrued expenses and other current liabilities	(17,315)	(3,148)	(928)
Accrued restructuring	(161)	1,763	(164)
Deferred revenue	106	841	2,522
Other noncurrent assets and liabilities	2,615	2,200	(259)

Net cash provided by operating activities	90,469	92,473	88,009

Cash flows from investing activities:
Cash paid for acquired business	(5,779)	(83,719)	—
Purchases of property and equipment and capitalization of internal-use software costs	(23,067)	(20,436)	(28,212)
Proceeds from sales and maturities of short- and long-term marketable securities	74,776	77,196	154,466
Purchases of short- and long-term marketable securities	(79,980)	(53,514)	(160,182)
Proceeds from the sale of property and equipment	2	6	67

Net cash used in investing activities	(34,048)	(80,467)	(33,861)

Cash flows from financing activities:
Proceeds from the issuance of common stock under stock option and employee stock purchase plans	3,764	2,164	4,509
Excess tax benefits from stock-based compensation	325	143	3,277

Net cash provided by financing activities	4,089	2,307	7,786

Effects of exchange rate changes on cash and cash equivalents	(1,374)	(261)	1,483

Net increase in cash and cash equivalents	59,136	14,052	63,417
Cash and cash equivalents, beginning of period	156,074	142,022	145,078

Cash and cash equivalents, end of period	$215,210	$156,074	$208,495

*Use of Non-GAAP Financial Measures

In addition to providing financial measurements based on generally accepted accounting principles in the United States of America (GAAP), Akamai has historically provided additional financial metrics that are not prepared in accordance with GAAP (non-GAAP). Recent legislative and regulatory changes discourage the use of and emphasis on non-GAAP financial metrics and require companies to explain why non-GAAP financial metrics are relevant to management and investors. We believe that the inclusion of these non-GAAP financial measures in this press release helps investors to gain a meaningful understanding of our past performance and future prospects, consistent with how management measures and forecasts our performance, especially when comparing such results to previous periods or forecasts. Our management uses these non-GAAP measures, in addition to GAAP financial measures, as the basis for measuring our core operating performance and comparing such performance to that of prior periods and to the performance of our competitors. These measures are also used by management in its financial and operational decision-making. There are limitations associated with reliance on these non-GAAP financial metrics because they are specific to our operations and financial performance, which makes comparisons with other companies’ financial results more challenging. By providing both GAAP and non-GAAP financial measures, we believe that investors are able to compare our GAAP results to those of other companies while also gaining a better understanding of our operating performance as evaluated by management.

Akamai defines “Adjusted EBITDA” as net income, before interest, taxes, depreciation and amortization of tangible and intangible assets, stock-based compensation expense, amortization of capitalized stock-based compensation, restructuring charges and benefits, certain gains and losses on investments, foreign exchange gains and losses, loss on early extinguishment of debt, gains on legal settlements, utilization of tax NOLs/credits and release of the deferred tax asset valuation allowance. Akamai considers Adjusted EBITDA to be an important indicator of the Company's operational strength and performance of its business and a good measure of the Company’s historical operating trend.

Adjusted EBITDA eliminates items that are either not part of the Company’s core operations, such as investment gains and losses, foreign exchange gains and losses, early debt extinguishment and net interest income, or do not require a cash outlay, such as stock-based compensation. Adjusted EBITDA also excludes depreciation and amortization expense, which is based on the Company’s estimate of the useful life of tangible and intangible assets. These estimates could vary from actual performance of the asset, are based on historic cost incurred to build out the Company’s deployed network, and may not be indicative of current or future capital expenditures.

Akamai defines “Adjusted EBITDA margin” as a percentage of Adjusted EBITDA as a percentage of revenues. Akamai considers Adjusted EBITDA margin to be an indicator of the Company’s operating trend and performance of its business in relation to its revenue growth.

Akamai defines “capital expenditures” or “capex” as purchases of property and equipment, capitalization of internal-use software development costs and capitalization of stock-based compensation. Capital expenditures or capex are disclosed in Akamai’s consolidated Statement of Cash Flows in the Company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission.

Akamai defines “normalized net income” as net income before amortization of other intangible assets, stock-based compensation expense, amortization of capitalized stock-based compensation, restructuring charges and benefits, certain gains and losses on investments, loss on early extinguishment of debt, utilization of tax NOLs/credits and release of the deferred tax asset valuation allowance. Akamai considers normalized net income to be another important indicator of the overall performance of the Company because it eliminates the effects of events that are either not part of the Company’s core operations or are non-cash.

Akamai defines “diluted shares used in normalized net income per share calculation” as diluted common shares outstanding used in GAAP net income per share calculation, excluding the effect of FAS 123R under the treasury stock method. Akamai considers normalized net income to be another important indicator of overall performance of the Company because it eliminates the effect of a non-cash item.

Adjusted EBITDA and normalized net income should be considered in addition to, not as a substitute for, the Company's operating income and net income, as well as other measures of financial performance reported in accordance with GAAP.

Reconciliation of Non-GAAP Financial Measures

In accordance with the requirements of Regulation G issued by the Securities and Exchange Commission, the Company is presenting the most directly comparable GAAP financial measures and reconciling the non-GAAP financial metrics to the comparable GAAP measures.

Reconciliation of GAAP net income to Normalized net income

and Adjusted EBITDA

(amounts in thousands, except per share data)

	Three Months Ended
	Mar. 31, 2009	Dec. 31, 2008	Mar. 31, 2008
Net income	$37,081	$40,533	$36,911

Amortization of other intangible assets	4,239	3,651	3,590
Stock-based compensation	15,067	15,529	11,251
Amortization of capitalized stock-based compensation	1,307	1,219	861
(Gain) loss on investments, net	(455)	430	(208)
Utilization of tax NOLs/credits	22,851	18,336	23,217
Restructuring charge	454	2,509	—

Total normalized net income:	80,544	82,207	75,622

Interest income, net	(4,030)	(4,862)	(7,331)
Provision for income taxes	1,806	1,204	1,227
Depreciation and amortization	23,131	22,583	18,196
Other income, net	(1,134)	(801)	(476)

Total Adjusted EBITDA:	$100,317	$100,331	$87,238

Normalized net income per share:
Basic	$0.47	$0.49	$0.46
Diluted	$0.43	$0.44	$0.41

Shares used in normalized per share calculations:
Basic	170,519	168,843	165,959
Diluted	188,183	186,489	186,826

Akamai Statement Under the Private Securities Litigation Reform Act

This release contains information about future expectations, plans and prospects of Akamai's management that constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995, including statements concerning the expected growth and development of our business, the strength of our business model, our operating advantages, and expectations with respect to revenue and the scope of, and the availability of operating cash flow for, the proposed repurchase program. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors including, but not limited to, failure to maintain the prices we charge for our services, loss of significant customers, failure to increase our revenue and keep our expenses consistent with revenues, inability to continue to generate positive cash flow, the effects of any attempts to intentionally disrupt our services or network by unauthorized users or others, failure to have available sufficient transmission capacity, a failure of Akamai's services or network infrastructure, inability to realize the benefits of our net operating loss carryforward, delay in developing or failure to develop new service offerings or functionalities, and if developed, lack of market acceptance of such service offerings and functionalities, and other factors that are discussed in the Company's Annual Report on Form 10-K, quarterly reports on Form 10-Q, and other documents periodically filed with the SEC.

In addition, the statements in this press release represent Akamai’s expectations and beliefs as of the date of this press release. Akamai anticipates that subsequent events and developments may cause these expectations and beliefs to change. However, while Akamai may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Akamai’s expectations or beliefs as of any date subsequent to the date of this press release.

# # #